EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-49365, 333-30457 and 333-05571) of
Integrated Packaging Assembly Corporation of our report dated January 27, 1998 appearing on page 20 of this Form 10-K/A.




Price Waterhouse LLP
San Jose, California
April 27, 1998



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